Exhibit 99.1

TransCode Therapeutics Announces Equity Investment from White Lion Capital to Help Fund Development of TTX-MC138 for Treatment of Glioblastomas

BOSTON, April 14, 2023 -- TransCode Therapeutics, Inc. (NASDAQ: RNAZ) (“TransCode” or the “Company”), the RNA Oncology Company™ committed to more effectively treating cancer using RNA therapeutics, today announced that it has entered into a Common Stock Purchase Agreement (the “Agreement”) with White Lion Capital, LLC (“White Lion Capital”) an investor in the glioblastomas / oncology sector. The Agreement provides the Company with the right to sell White Lion Capital up to approximately $1.08 million of its common stock until May 31, 2023, subject to certain limitations and conditions. The Company intends to use the net proceeds from the transaction for working capital and general corporate purposes.

The shares of common stock described above will be offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-268764) previously filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2022, and declared effective by the SEC on December 16, 2022. The offering of the shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Electronic copies of the final prospectus supplement and accompanying prospectus were filed with the SEC and may be obtained on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TransCode Therapeutics

TransCode is an RNA oncology company created on the belief that cancer can be more effectively treated using RNA therapeutics. The Company has created a platform of drug candidates designed to target a variety of tumor types with the objective of significantly improving patient outcomes. The Company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic cancer, which is believed to cause approximately 90% of all cancer deaths totaling over nine million per year worldwide. The Company believes that TTX-MC138 has the potential to produce regression without recurrence in a range of cancers, including breast, pancreatic, ovarian and colon cancer, glioblastomas and others. Two of the Company’s other drug candidates, TTX-siPDL1 and TTX-siLIN28B, focus on treating tumors by targeting PD-L1 and LIN28B, respectively. TransCode also has two indication-agnostic programs: TTX-RIGA, an RNA–based agonist of the retinoic acid-inducible gene I designed to activate an innate immune response in cancer; and TTX-CRISPR, a CRISPR/Cas9–based therapeutic platform for the repair or elimination of cancer-causing genes. TransCode is also developing TTX-mRNA, an mRNA-based platform for the development of cancer vaccines designed to activate cytotoxic immune responses against tumor cells.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties, including statements related to the completion of the offering. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the number of shares that may be issued, and amount of proceeds that may be received, by the Company pursuant to the equity financing transaction and various other factors. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus related to the offering described herein, and the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

For more information, please contact:

Alan Freidman, VP Investor Relations

Alan.freidman@transcodetherapeutics.com